Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information was derived from the application of pro forma adjustments to the consolidated financial statements of Newcastle Investment Corp. and its subsidiaries (collectively, “Newcastle”). These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes to these financial statements and with Newcastle’s historical consolidated financial statements and the related notes included in Newcastle’s previous filings with the Securities and Exchange Commission.

The unaudited pro forma information set forth below reflects the historical information of Newcastle, as adjusted to give effect to the following transactions:

•

A spin-off in which Newcastle would separate certain of its residential real estate related investments from the rest of its assets by distributing shares of common stock of New Residential Investment Corp. (“New Residential”), which is currently a wholly-owned subsidiary of Newcastle. The completion of this transaction is subject to a number of conditions.

•

The agreement to invest approximately $340 million for a 50% interest in an equity method investee, subsequent to September 30, 2012, that is expected to acquire a 67% interest in excess mortgage servicing rights (“Excess MSRs”) on a portfolio of residential mortgage loans with an unpaid principal balance of approximately $215 billion as of November 30, 2012. The completion of this transaction is subject to regulatory and third party approvals.

•

The investment of approximately $27 million for a 50% interest in an equity method investee, subsequent to September 30, 2012, that acquired a 67% interest in Excess MSRs on a portfolio of residential mortgage loans with an unpaid principal balance of approximately $13 billion as of November 30, 2012.

•	The proposed offering of $ million of common stock.

The unaudited pro forma condensed consolidated statements of operations give effect to the spin-off of New Residential as if the spin-off had occurred on January 1, 2011. The unaudited pro forma condensed consolidated statements of operations exclude the impact of the proposed offering of common stock and the investments in equity method investees since the impact will depend on future returns, which are based on various assumptions which could prove to be incorrect. The unaudited pro forma condensed consolidated balance sheet assumes that the spin-off of New Residential, the proposed offering of common stock and the investments in equity method investees occurred on September 30, 2012.

The historical statements of operations presented in the unaudited pro forma condensed consolidated financial information are for the nine months ended September 30, 2012 as presented in Newcastle’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, filed on October 26, 2012, and for the year ended December 31, 2011 as presented in Newcastle’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 15, 2012. The historical balance sheet presented in the unaudited pro forma condensed consolidated financial information is as of September 30, 2012 as presented in Newcastle’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012.

In the opinion of management, all adjustments necessary to reflect the effects of the potential transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included and are based upon available information and assumptions that Newcastle believes are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that Newcastle believes are factually supportable and which are expected to have a continuing impact on Newcastle’s results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from those anticipated.

These unaudited pro forma condensed consolidated financial statements are provided for information purposes only. The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet do not purport to represent what Newcastle’s results of operations would have been had such transactions been consummated on the dates indicated, nor do they represent the financial position or results of operations of either Newcastle or New Residential for any future date or period.

NEWCASTLE INVESTMENT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2012

(dollars in thousands)

	Newcastle Consolidated Historical (a)	Capital Raise (b)		Equity Method Investments, Excess MSRs (c)	Spin-Off of New Residential (d)		Newcastle Consolidated Pro Forma
Assets
Non-Recourse VIE Financing Structures
Real estate securities, available-for-sale	$591,929		$—	$—	$—			$591,929
Real estate related loans, held-for-sale, net	832,885		—	—	—			832,885
Residential mortgage loans, held-for-investment, net	301,370		—	—	—			301,370
Subprime mortgage loans subject to call option	405,525		—	—	—			405,525
Operating real estate, held-for-sale	7,839		—	—	—			7,839
Other investments	18,883		—	—	—			18,883
Restricted cash	2,829		—	—	—			2,829
Receivables and other assets	6,432		—	—	—			6,432

	2,167,692		—	—	—			2,167,692

Recourse Financing Structures, Mortgaged Real Estate and Unlevered Assets
Real estate securities, available-for-sale	788,431		—	—	(199,862)			579,569
Real estate related loans, held-for-sale, net	9,418		—	—	—			9,418
Residential mortgage loans, held-for-sale, net	2,566		—	—	—			2,566
Investments in excess mortgage servicing rights at fair value	258,347		—	—	(258,347)			—
Investments in equity method investees, excess mortgage service rights	—		—	367,261	(367,261)			—
Investments in real estate, net of accumulated depreciation	126,798		—	—	—			126,798
Resident lease intangibles, net of accumulated amortization	14,755		—	—	—			14,755
Other investments	6,024		—	—	—			6,024
Cash and cash equivalents	229,036			(367,261)	—				(f)
Derivative assets	224		—	—	—			224
Receivables and other assets	33,571		—	—	(25,258)			8,313

	1,469,170			—	(850,728)

	$3,636,862	$		$—	$(850,728)		$

Liabilities and Stockholders’ Equity Liabilities
Non-Recourse VIE Financing Structures
CDO bonds payable	$1,155,080		$—	$—	$—			$1,155,080
Other bonds and notes payable	197,583		—	—	—			197,583
Repurchase agreements	5,368		—	—	—			5,368
Financing of subprime mortgage loans subject to call option	405,525		—	—	—			405,525
Derivative liabilities	36,519		—	—	—			36,517
Accrued expenses and other liabilities	8,241		—	—	—			8,241

	1,808,316		—	—	—			1,808,316

Recourse Financing Structures, Mortgages and Other Liabilities
Repurchase agreements	599,959		—	—	(59,646)			540,313
Mortgage notes payable	88,400		—	—	—			88,400
Junior subordinated notes payable	51,245		—	—	—			51,245
Dividends payable	38,877		—	—	—			38,877
Due to affiliates	3,351		—	—	(463	)(e)		2,888
Purchase price payable on investments in excess mortgage servicing rights	3,250		—	—	(3,250)			—
Accrued expenses and other liabilities	9,278		—	—	(2,161)			7,117

	794,360		—	—	(65,520)			728,840

	2,602,676		—	—	(65,520)			2,537,156

Stockholders’ Equity
Preferred stock	61,583		—	—	—			61,583
Common stock	1,725			—	—
Additional paid-in capital	1,709,905			—	—
Accumulated deficit	(788,725)		—	—	(777,895)			(1,566,620)
Accumulated other comprehensive income (loss)	49,698		—	—	(7,313)			42,385

	1,034,186			—	(785,208)

	$3,636,862	$		$—	$(850,728)		$

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	Amounts as originally reported by Newcastle in its fiscal 2012 third quarter report filed on Form 10-Q.
(b)	Represents the net cash proceeds received, common stock issued and additional paid-in capital from the issuance of shares of common stock at a price of $ per share.
(c)	Represents the investments in equity method investees, which are invested in Excess MSRs.
(d)	Represents the historical financial position of New Residential as of September 30, 2012 adjusted for: (i) the investments in equity method investees described in (c) above; (ii) the contribution of proceeds from Newcastle to New Residential to complete these investments; and (iii) the adjustment to due to affiliates described in (e) below. Newcastle expects to contribute an as yet determined amount of certain other investments, including investments in Agency RMBS, prior to the spin-off. New Residential expects to finance a portion of these assets with repurchase agreements.
(e)	Represents a reduction of Newcastle’s due to affiliates for the allocation of one month of accrued and unpaid management fees from Newcastle to New Residential.
(f)	Represents Newcastle’s cash and cash equivalents at September 30, 2012, the cash received from the proposed offering and the investment of cash for the investments in equity method investees described in (c) above. Newcastle’s uninvested unrestricted cash balance at the date hereof is lower than the cash and cash equivalents balance at September 30, 2012 since Newcastle has committed or deployed cash for investments in Excess MSRs, senior living facilities, residential mortgage backed securities and other investments. In addition, Newcastle expects to contribute to New Residential an as of get determined amount of cash and cash equivalents prior to the spin-off.

NEWCASTLE INVESTMENT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2012

(dollars in thousands)

	Newcastle Consolidated Historical (a)	Spin-Off of New Residential (b)	Newcastle Consolidated Pro Forma
Interest income	$240,187	$(18,811)	$221,376
Interest expense	88,038	(298)	87,740

Net interest income	152,149	(18,513)	133,636

Impairment/(Reversal)
Valuation allowance (reversal) on loans	(8,160)	—	(8,160)
Other-than-temporary impairment on securities	16,506	—	16,506
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	(1,913)	—	(1,913)

	6,433	—	6,433

Net interest income after impairment/reversal	145,716	(18,513)	127,203

Other Revenues
Rental income	6,137	—	6,137
Care and ancillary income	1,411	—	1,411

Total other revenues	7,548	—	7,548

Other Income (Loss)
Gain (loss) on settlement of investments, net	232,885	—	232,885
Gain on extinguishment of debt	23,127	—	23,127
Change in fair value of investments in excess mortgage servicing rights	6,513	(6,513)	—
Other income (loss), net	1,650	—	1,650

	264,175	(6,513)	257,662

Expenses
Loan and security servicing expense	3,256	—	3,256
Property operating expenses	4,742	—	4,742
General and administrative expense	13,193	(2,363)	10,830
Management fee to affiliate	17,459	(1,733)	15,726
Depreciation and amortization	2,370	—	2,370

	41,020	(4,096)	36,924

Income from continuing operations	376,419	(20,930)	355,489
Preferred dividends	(4,185)	—	(4,185)

Income from continuing operations after preferred dividends	$372,234	$(20,930)	$351,304

Income from continuing operations per share of common stock, after preferred dividends
Basic	$2.77		$2.61

Diluted	$2.74		$2.59 (c)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	134,619,858		134,619,858

Diluted	135,869,332		135,869,332 (c)

NEWCASTLE INVESTMENT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Twelve Months Ended December 31, 2011

(dollars in thousands)

	Newcastle Consolidated Historical (a)	Spin-Off of New Residential (b)	Newcastle Consolidated Pro Forma
Interest income	$292,296	$(1,260)	$291,036
Interest expense	138,035	—	138,035

Net interest income	154,261	(1,260)	153,001

Impairment/(Reversal)
Valuation allowance (reversal) on loans	(15,163)	—	(15,163)
Other-than-temporary impairment on securities	12,955	—	12,955
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	2,885	—	2,885

	677	—	677

Net interest income after impairment/reversal	153,584	(1,260)	152,324

Other Income (Loss)
Gain (loss) on settlement of investments, net	78,181	—	78,181
Gain on extinguishment of debt	66,110	—	66,110
Other income (loss), net	(8,501)	(367)	(8,868)

	135,790	(367)	135,423

Expenses
Loan and security servicing expense	4,649	—	4,649
General and administrative expense	7,295	(874)	6,421
Management fee to affiliate	18,289	(39)	18,250

	30,233	(913)	29,320

Income from continuing operations	259,141	(714)	258,427
Preferred dividends	(5,580)	—	(5,580)

Income from continuing operations after preferred dividends	$253,561	$(714)	$252,847

Income from continuing operations per share of common stock, after preferred dividends
Basic	$3.09		$3.08

Diluted	$3.09		$3.08 (c)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	81,983,973		81,983,973

Diluted	81,990,297		81,990,297 (c)

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

(a)	Amounts as originally reported by Newcastle in its fiscal 2012 third quarter report filed on Form 10-Q and fiscal 2011 annual report on Form 10-K.
(b)	Represents New Residential’s results of operations for the nine months ended September 30, 2012 and the period from December 8, 2011 (commencement of operations) to December 31, 2011.
(c)	Does not include potential additional diluted shares as a result of changes to outstanding Newcastle options from the potential spin-off. The number of additional diluted shares will vary depending on various factors, including the share prices of Newcastle and New Residential subsequent to the spin-off.